Exhibit 10.3

AMENDMENT NUMBER THREE

to the

MASTER REPURCHASE AGREEMENT

Dated as of October 13, 2011,

between

HOME LOAN CENTER, INC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 31st day of January, 2012, between HOME LOAN CENTER, INC. (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of October 13, 2011, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the agreement to extend the Termination Date and to make certain other changes, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                            Amendments.  Effective as of January 31, 2012:

(a)                                 Section 1 of the Agreement is hereby amended by deleting the definition of “Termination Date” and replacing it with the following:

“Termination Date” shall mean February 17, 2012, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)                                 Section 1 of the Agreement is further amended by adding the following definition immediately before the definition of “FHA”:

“February Extension Commitment Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

(c)                                  Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from January 31, 2012 to February 17, 2012, Seller agrees to pay to Buyer an additional commitment fee equal to the February Extension Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim on or prior to January 31, 2012. Buyer may, in its sole discretion, net the February Extension Commitment Fee from the proceeds of any Purchase Price paid to Seller.  The February Extension Commitment Fee is and shall be deemed to be fully earned as of the date hereof and shall be non-refundable when paid.

SECTION 2.                            Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3.                            Representations.  Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4.                            Binding Effect; Governing Law.  This Amendment Number Three shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.                            Counterparts.  This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6.                            Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

HOME LOAN CENTER, INC.
(Seller)

By:
Name:
Title:

CITIBANK, N.A.
(Buyer)

By:
Name:
Title:

Amendment Number Three to Master Repurchase Agreement